                                                                  Exhibit (g)(7)

                                                                          [LOGO]

ADDENDUM NO. 2 to the Reinsurance Agreement referred to as NO. 7783-1 effective August 18, 2003 made between IDS LIFE INSURANCE COMPANY OF NEW YORK (hereinafter referred to as "the Ceding Company") and [NAME OF REINSURANCE COMPANY] (hereinafter referred to as "the Reinsurer").

1. It is hereby declared and agreed that Article 6.5 of the above Agreement will be replaced by the following Article 6.5, with respect to any New Policy and any Existing Policy (as defined below):

            6.5   PREMIUM RATE GUARANTEE

                  The Ceding Company agrees to provide Reinsurer with sixty (60) days advance notice of its intent to increase cost of insurance rates charged for new or existing business. Nothing herein shall be construed to limit the Ceding Company's ability to change cost of insurance rates in its own discretion.

                  For reinsurance of new business, Reinsurer reserves the right to change reinsurance premium rates after ninety (90) days written notice is provided to the Ceding Company.

                  For reinsurance on existing business, Reinsurer agrees that its right to increase reinsurance premium rates as shown in Exhibit D, or any amendment thereto, is subject to the following conditions.

                  Reinsurer represents that the reinsurance premium rates charged for existing business under this treaty are intended to remain in force for an indefinite period and that Reinsurer has no current plans to raise such rates. Reinsurer will use commercially reasonable efforts to maintain the existing reinsurance premium rates but reserves the right to change rates if necessary to maintain the financial stability of the company or the block of reinsured business.

                  Reinsurer may raise reinsurance premium rates for existing business only if the rate action is part of and consistent with a general re-pricing of the Reinsurer's portfolio of reinsurance plans for all Comparable Reinsurance Commitments. In this regard, Reinsurer warrants that any increase in reinsurance premium rates for existing business shall be no greater in percentage than the increase in rates for other policies reinsured by Reinsurer pursuant to contracts or treaties with other insurance companies subject to the Comparable Reinsurance Commitment.

                  Comparable Reinsurance Commitment means any other YRT reinsurance contract or treaty under which Reinsurer provides reinsurance for permanent insurance policies that are generally subject to medical underwriting. Reinsurer agrees it will not raise reinsurance premium rates pursuant to the immediately foregoing paragraph in the event the total Reinsured Net Amount at Risk ceded under this Agreement constitutes more than [percentage] of total net amounts at risk ceded to the Reinsurer for all Comparable Reinsurance Commitments.

                  [terms of rate guarantee redacted]

                  In any event, the maximum reinsurance premium rates which may be charged by the Reinsurer shall be the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates applicable to the reinsured policies for each year of issue as prescribed by law.

2. It is further agreed that Exhibit B and Exhibit D of the above Agreement will be replaced by the attached Exhibit B and Exhibit D (both Revised January 1, 2005) in order to revise the Reinsurer's share, provision B.8 (International Clients) and allowances, with respect to any New Policy (as defined below). The original Exhibit B and Exhibit D remain applicable to any Existing Policy (as defined below).

      With respect to any insurance policy identified in Exhibit B of the Agreement issued by the Ceding Company on or after January 1, 2005, or any covered rider on such policy (hereinafter referred to as a "New Policy"), the Reinsurer's share is [percentage] of the total automatic pool. For purposes of this Agreement, a New Policy will be deemed to include any insurance policy identified in Exhibit B that either (i) has an issue date or is applied for on or after January 1, 2005, or (ii) goes into effect on or after January 1, 2005 even if backdated to reflect an issue date prior to January 1, 2005, including any covered rider on such policy. Any policy issued by the Ceding Company and originally covered by the Agreement prior to January 1, 2005 is considered an Existing Policy, including any covered rider on such policy issued prior to January 1, 2005 (any covered rider added on or after

      January 1, 2005 shall be treated in the same manner as a New Policy). Existing Policy also includes any conditional receipt or temporary insurance provision if the policy is applied for prior to January 1, 2005 until such time as the policy is issued or declined, but only to the extent coverage for such risks is provided for under the terms of the Agreement.

3. It is further agreed that any change, reinstatement, increase, replacement or conversion of an Existing Policy following January 1, 2005 will be treated and covered in the manner provided for in the Agreement without regard to the change in Reinsurer's share or allowances as noted above. Single life policies resulting from the exercise of the Split Option Rider on an Existing Policy will be considered Existing Policies.

Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Addendum No. 2 takes effect January 1, 2005 and supersedes both the notice of termination sent by the Reinsurer to the Ceding Company dated September 22, 2004 and Addendum No. 1 previously executed by the parties.

Made in duplicate and executed by both parties.

Signed for and on behalf of IDS LIFE INSURANCE COMPANY OF NEW YORK

By:    /s/ Timothy V. Bechtold                By: /s/ [ILLEGIBLE]
   ------------------------------------          -------------------------------
Title: President                              Title:Reinsurance Officer
Date:  7/21/05                                Date: 7/21/05

Signed for and on behalf of [NAME OF REINSURANCE COMPANY]


By:    [signature]                            By:   [signature]
Title: [title]                                Title:[title]
Date:  April 8, 2005                          Date: 4-13-05

                                                                       EXHIBIT B
                                                       (Revised January 1, 2005)

PLANS COVERED AND BINDING LIMITS

The business reinsured under this Agreement is defined as follows:

B.1   PLANS, RIDERS AND BENEFITS

      Policies issued on plans with effective dates within the applicable period shown below may qualify for reinsurance under the terms of this Agreement. It is understood that policies may be backdated by up to six months from the date shown below.

                                                                  COMMENCEMENT        TERMINATION
       PLAN IDENTIFICATION                                            DATE               DATE
       ---------------------------------------------------     ------------------    ---------------
       Succession Select (Variable JLLS UL) Form 39090          August 18, 2003

       BENEFIT & RIDERS:
       -Survivor Term Rider                                     August 18, 2003
       -Policy Split Option Rider                               August 18, 2003
       -Four-Year Term Rider                                    August 18, 2003

B.2   BASIS

      The Ceding Company will reinsure [percentage] of the excess over its retention stated in Exhibit A. Only mortality risk will be reinsured. Cessions may be automatic, capacity facultative or non-capacity facultative.

B.3   AUTOMATIC BINDING LIMITS

      Life

       --------------------------------------------
          Oldest Issue
              Age          Maximum Pool Autobind
       --------------------------------------------
             [ages]          [dollar amount]
       --------------------------------------------
             [ages]          [dollar amount]
       --------------------------------------------
             [ages]          [dollar amount]
       --------------------------------------------
             [ages]          [dollar amount]
       --------------------------------------------

                                                                       EXHIBIT B
                                                                          Page 2
                                                       (Revised January 1, 2005)

      The Ceding Company may not cede reinsurance automatically if the sum of all amounts in force and applied for on the joint lives with the Ceding Company, excluding amounts being internally replaced, exceed the above Automatic Binding Limits.

      The above automatic binding limits are also subject to the Ceding Company's age and insurability procedures for the Succession Select product, as outlined in subsection B.7 of this Exhibit.

B.4   JUMBO LIMITS

      The Ceding Company will not cede any risk automatically if, according to information available to the Ceding Company, the total amount in force and applied for on the joint lives with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.

       Life

       ----------------------------------------
           Oldest Issue
               Age             Jumbo Limit
       ----------------------------------------
              [ages]        [dollar amount]
       ----------------------------------------
              [ages]        [dollar amount]
       ----------------------------------------
              [ages]        [dollar amount]
       ----------------------------------------
              [ages]        [dollar amount]
       ----------------------------------------

B.5   CONDITIONAL RECEIPT OR TEMPORARY INSURANCE AGREEMENT

      The Reinsurer's liability will not exceed its proportionate share of

      a)    [dollar amount] or

      b) [dollar amount] collection amount if the Ceding Company is ordered to pay such higher amount by a court of competent jurisdiction.

B.6   CESSION LIMITS

      Minimum Initial Cession: None. The Ceding Company will retain up to an additional [percentage] over its maximum retention in order to avoid trivial amounts of reinsurance.

                                                                       EXHIBIT B
                                                                          Page 2
                                                       (Revised January 1, 2005)

B.7   AUTOMATIC CESSIONS

      a) Issue age and rating restrictions are shown in the following table. The youngest insured must be between the ages of 15 - 85. The minimum life expectancy for each of the two lives is one year.

          ----------------------------------------------------------------------

                            MAXIMUM TABLE RATING AVAILABLE TO THE
                                    YOUNGEST APPLICANT IF
                          THE OLDEST APPLICANT'S CLASSIFICATION IS:
          ----------------------------------------------------------------------
          YOUNGEST APPLICANT'S
               AGE GROUP*            STANDARD     SUBSTANDARD      UNINSURABLE
          ----------------------------------------------------------------------
              Ages 15 - 45
          ----------------------------------------------------------------------
              Ages 46 - 55
          ----------------------------------------------------------------------
              Ages 56 - 75
          ----------------------------------------------------------------------
              Ages 76 - 80
          ----------------------------------------------------------------------
              Ages 81 - 85
          ----------------------------------------------------------------------

            *If both applicants are in the same age group, use the lower rated applicant as the youngest applicant. For example, if both applicants are ages 81 - 85, the Ceding Company can issue up to D/D or Standard/Uninsurable.

      b)    Definition of substandard (as opposed to uninsurable):

           ---------------------------------------------------------------------
           Ages 20 - 75         Through Table P
           ---------------------------------------------------------------------
           Ages 76 - 80         Through Table H
           ---------------------------------------------------------------------
           Ages 81 - 85         Through Table D
           ---------------------------------------------------------------------
           Ages 86 - 90         Always considered uninsurable even if standard
           ---------------------------------------------------------------------

      c)    Definition of (acceptable) uninsurable:

            For the purposes of this Agreement, a risk will be classed as uninsurable if it is assessed at a table rating higher than the substandard limits above and if the life expectancy is at least one year.

      d) The Reinsurer's share of the total automatic pool will be [percentage].

B.8   INTERNATIONAL CLIENTS

      The Ceding Company may cede reinsurance automatically on international clients who meet the financial and medical criteria listed in the Ceding Company's "Guidelines for Underwriting International Clients and Foreign Travel ('International Risk Guidelines')," if their country of origin and citizenship has been agreed for automatic reinsurance and is shown in the International Risk Guidelines as an 'A' or 'B' location.

                                                                       EXHIBIT B
                                                                          Page 4
                                                       (Revised January 1, 2005)

If an international client does not meet the Ceding Company's financial or medical criteria, requires a flat extra or individual consideration under the Ceding Company's International Risk Guidelines, or if the country of origin or citizenship is not an agreed 'A' or 'B' location, then reinsurance will not be ceded automatically.

The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its international client guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.

                                                                       EXHIBIT D
                                                       (Revised January 1, 2005)

REINSURANCE PREMIUMS

D.1   LIFE

      a) Plans covered under this Agreement will be reinsured on a YRT basis. YRT reinsurance premiums for the Base Plan, Survivor Term Rider, and Four-Year Term Rider will be frasierized joint premiums based on the individual ALB Annual Cost of Insurance (COI) rates, attached to this Exhibit D, less allowances. After allowances are applied, YRT reinsurance premiums are subject to a minimum rate of [dollar amount] per [dollar amount] of reinsured risk amount in years 2 + .

 SUCCESSION SELECT REINSURANCE ALLOWANCES FOR BASE PLAN AND SURVIVOR TERM RIDER
                        (YEAR 1 ALLOWANCE IS ALWAYS 100%)

    ----------------------------------------------------------------------------
                                          YEARS 2 - 15             YEARS 16 +
    ----------------------------------------------------------------------------
    2 Preferred                           [percentage]            [percentage]
    ----------------------------------------------------------------------------
    Preferred, Standard Non-Tobacco       [percentage]            [percentage]
    ----------------------------------------------------------------------------
    Preferred, Tobacco                    [percentage]            [percentage]
    ----------------------------------------------------------------------------
    2 Standard Non-Tobacco                [percentage]            [percentage]
    ----------------------------------------------------------------------------
    Standard Non-Tobacco, Tobacco         [percentage]            [percentage]
    ----------------------------------------------------------------------------
    2 Tobacco                             [percentage]            [percentage]
    ----------------------------------------------------------------------------

           SUCCESSION REINSURANCE ALLOWANCES FOR FOUR-YEAR TERM RIDER
                        (YEAR 1 ALLOWANCE IS ALWAYS 100%)

                                                     YEAR 2
                ----------------------------------------------------
                2 Preferred                          [percentage]
                ----------------------------------------------------
                Preferred, Standard Non-Tobacco      [percentage]
                ----------------------------------------------------
                Preferred, Tobacco                   [percentage]
                ----------------------------------------------------
                2 Standard Non-Tobacco               [percentage]
                ----------------------------------------------------
                Standard Non-Tobacco, Tobacco        [percentage]
                ----------------------------------------------------
                2 Tobacco                            [percentage]
                ----------------------------------------------------

D.2   AGE BASIS

      Age Last Birthday

D.3   POLICY FEES

      The Reinsurer will not participate in any policy fees.

                                                                       EXHIBIT D
                                                                          Page 2
                                                       (Revised January 1, 2005)

D.4   SUBSTANDARD PREMIUMS

      Where a substandard table rating is applied, or on an uninsurable life, the underlying COI rates will be multiplied by the amount shown in the following table, and then reinsurance allowances applied after frasierizing.

       ------------------------------------------------------------------
           RATING        MULTIPLIER        RATING        MULTIPLIER
       ------------------------------------------------------------------
             A          [percentage]         N          [percentage]
       ------------------------------------------------------------------
             B          [percentage]         O          [percentage]
       ------------------------------------------------------------------
             C          [percentage]         P          [percentage]
       ------------------------------------------------------------------
             D          [percentage]         Q          [percentage]
       ------------------------------------------------------------------
             E          [percentage]         R          [percentage]
       ------------------------------------------------------------------
             F          [percentage]         T          [percentage]
       ------------------------------------------------------------------
             G          [percentage]         U          [percentage]
       ------------------------------------------------------------------
             H          [percentage]         V          [percentage]
       ------------------------------------------------------------------
             I          [percentage]         W          [percentage]
       ------------------------------------------------------------------
             J          [percentage]         X          [percentage]
       ------------------------------------------------------------------
             K          [percentage]         Y          [percentage]
       ------------------------------------------------------------------
             L          [percentage]         Z          [percentage]
       ------------------------------------------------------------------
             M          [percentage]
       ------------------------------------------------------------------

      Premium rates for facultative cessions will be the same as for automatic cessions.

D.5   FLAT EXTRAS

      Temporary and permanent flat extras are not used directly for joint coverages; rather, they are converted using an internal table to a substandard table rating.

D.6   RIDERS AND BENEFITS

      Premium for the Policy Split Option Rider is [dollar amount] per [dollar amount] of the sum of the ceded specified amount of the Base Plan and Survivor Term Rider. Allowances for the Policy Split Option Rider are [percentage] in the first year and [percentage] in subsequent years.

SUCCESSION SELECT CURRENT INDIVIDUAL COI--FOR FRASIERIZED JOINT COI CALCULATION

                        Male            Male          Male          Female          Female          Female
  Attained            Preferred       Standard      Standard       Preferred       Standard        Standard
    age               Nonsmoker       Nonsmoker      Smoker        Nonsmoker       Nonsmoker        Smoker
---------------     -------------    -----------   -----------   -------------   -------------    ----------
0
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40

IDS Succession Select Treaty

SUCCESSION SELECT CURRENT INDIVIDUAL COI--FOR FRASIERIZED JOINT COI CALCULATION

                        Male            Male          Male          Female          Female          Female
  Attained            Preferred       Standard      Standard       Preferred       Standard        Standard
    age               Nonsmoker       Nonsmoker      Smoker        Nonsmoker       Nonsmoker        Smoker
---------------     -------------    -----------   -----------   -------------   -------------    ----------
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
74
75
76
77
78
79
80

IDS Succession Select Treaty

SUCCESSION SELECT CURRENT INDIVIDUAL COI--FOR FRASIERIZED JOINT COI CALCULATION

                        Male            Male          Male          Female          Female          Female
  Attained            Preferred       Standard      Standard       Preferred       Standard        Standard
    age               Nonsmoker       Nonsmoker      Smoker        Nonsmoker       Nonsmoker        Smoker
---------------     -------------    -----------   -----------   -------------   -------------    ----------
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98
99